                                 AMENDMENT NO. 6

                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated as of July 2, 1998, as amended, September 20, 2001, April 29, 2002, June 1, 2003, November 3, 2003, and April 30, 2004 by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"); AIM Distributors, Inc. a Delaware corporation ("AIM"), Hartford Life Insurance Company, a Connecticut life insurance company, Harford Life and Annuity Insurance Company, a Connecticut life insurance company (collectively, "LIFE COMPANY") and Hartford Securities Distribution Company, Inc., a Connecticut corporation ("UNDERWRITER"), is hereby amended as follows:

     1. Effective on March 31, 2008, A I M Distributors, Inc. was renamed Invesco Aim Distributors, Inc. All references to A I M Distributors, Inc. will hereby be deleted and replaced with Invesco Aim Distributors, Inc.

     2. The Agreement, and any applicable schedules, hereby are amended to reflect the information set forth in Revised Schedule A attached hereto and made a part hereof. Revised Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of AVIF and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Life Company , as filed with the Securities and Exchange Commission from time to time.

     3. AVIF registration statement supplements shall be supplied by AIM in final form to the Life Company as soon as possible following filing thereof with the Securities and Exchange Commission, but in no event, later than two (2) business days, following such filing; time being of the essence. AIM recognizes that the Life Company issue Contract prospectuses on a May 1st calendar year and therefore any supplements issued off cycle result in additional costs and expenses, including special handling fees. AVIF will provide the Life Company with updated shareholder reports, using commercially reasonable efforts to provide such reports no later than 45 days after the end of the reporting period. The Company reserves the right, in its sole discretion, to combine the delivery of AVIF supplements to coordinate with other Life Company variable product supplements.

     4. This Amendment may be modified or amended, and the terms of this Amendment may be waived, only by a writing signed by the parties.

     5. Except as herein above provided, all other terms and conditions set forth in the Agreement shall be and remain in full force and effect. To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control.

     6. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

     7. This Amendment may be executed in one or more counterparts each of which, when taken together, shall constitute a single instrument.

Effective as of: May 1, 2008

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Peter Davidson              By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: John M. Zerr
Title: Assistant Secretary              Title: Senior Vice President


                                        INVESCO AIM DISTRIBUTORS, INC.


Attest: /s/ Peter Davidson              By: /s/ John S. Cooper
        -----------------------------       ------------------------------------
Name: Peter Davidson                    Name: John S. Cooper
Title: Assistant Secretary              Title: President


                                        HARTFORD LIFE INSURANCE COMPANY


Attest:                                 By: /s/ Robert Arena
        -----------------------------       ------------------------------------
Name:                                   Name: Robert Arena
      -------------------------------   Title: Sr. Vice President
Title:
       ------------------------------

                                        HARTFORD LIFE AND ANNUITY
                                        INSURANCE COMPANY


Attest:                                 By: /s/ Robert Arena
        -----------------------------       ------------------------------------
Name:                                   Name: Robert Arena
      -------------------------------   Title: Sr. Vice President
Title:
       ------------------------------

                                        HARTFORD SECURITIES DISTRIBUTION
                                        COMPANY, INC.


Attest:                                 By: /s/ Robert Arena
        -----------------------------       ------------------------------------
Name:                                   Name: Robert Arena
      -------------------------------   Title: Sr. Vice President
Title:
       ------------------------------

                               REVISED SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS
All Class I and Class II portfolios of AIM Variable Insurance Funds

SEPARATE ACCOUNTS:
Hartford Life Insurance Company Separate Account Two
Hartford Life Insurance Company Separate Account Seven
Hartford Life Insurance Company Separate Account Three
Hartford Life Insurance Company Separate Account VL I
Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account Seven Hartford Life and Annuity Insurance Company Separate Account Three Hartford Life and Annuity Insurance Company Separate Account VL I Hartford Life and Annuity Insurance Company Separate Account VL II

PRODUCTS FUNDED BY SEPARATE ACCOUNTS:
Hartford Leaders Series II, IIR, III and IV
The Director
Wells Fargo Leaders Series I, IR and II
Hartford Leaders / Chase Series I and II
Classic Hartford Leaders
Hartford Leaders Select
Huntington Hartford Leaders
Hartford Select Leaders Series V
Hartford Leaders Access Series II, IIR and III
Hartford Leaders Edge Series II, IIR and III
Hartford Leaders Plus Series II, IIR and III
Hartford Leaders Outlook Series II, IIR and III
Nations Outlook Variable Annuity Series II, IIR and III
Huntington Hartford Leaders Outlook Series II, IIR and III
Classic Hartford Leaders Outlook Series II, IIR and III
Wells Fargo Leaders Outlook Series I, IR and II
Hartford Leaders Select Outlook
Hartford Select Leaders Outlook Series III
Nations Variable Annuity Series III and IIIR
Hartford Leaders Epic Series I and IR
Hartford Leaders Epic Plus Series I and IR
Hartford Leaders Epic Outlook Series I and IR
Nations Variable Annuity Series II and IIR
Hartford Leaders Series I and IR
Hartford Leaders Solution Series I and IR
Hartford Leaders Elite Series I and IR
Hartford Leaders Access Series I and IR
Hartford Leaders Edge Series I and IR
Hartford Leaders Plus Series I and IR
Hartford Leaders Elite Plus Series I and IR
Hartford Leaders Solution Plus Series I and IR

Hartford Leaders Outlook Series I and IR
Hartford Leaders Elite Outlook Series I and IR
Hartford Leaders Solution Outlook Series I and IR
Huntington Hartford Leaders Outlook Series I
Hartford Leaders Vision Series I and IR
Classic Hartford Leaders Outlook Series I
Nations Outlook Variable Annuity Series I and IR
Nations Variable Annuity Series I
Stag Wall Street Variable Universal Life Series II
Stag Wall Street Variable Universal Life Series I
Stag Accumulator Variable Universal Life Series 1.5
Stag Accumulator Variable Universal Life Series I
Stag Protector Variable Universal Life Series 1.5
Stag Protector Variable Universal Life Series I
Stag Variable Life Last Survivor II Series II
Stag Variable Life Last Survivor II Series I
Stag Variable Life Last Survivor Series I
Stag Variable Life Series I
Stag Variable Life Artisan Series I
Stag Accumulator II Variable Universal Life
Stag Protector II Variable Universal Life
Hartford Quantum Life
Hartford Quantum II
Hartford Variable Universal Life Last Survivor